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                                                                     EXHIBIT 23A



                       Consent of Independent Auditors


We consent to the incorporation by reference in Registration Statement Number 33-74576 on Form S-3 dated January 28, 1994 and Registration Statement Number 33-71428 on Form S-8 dated November 9, 1993 of our report dated January 23, 1997, with respect to the consolidated financial statements of George Mason Bankshares, Inc. incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1996.


                                                 /s/ ERNST & YOUNG LLP


Washington, D.C.
March 28, 1997